UNOCAL
                                             2141 Rosecrans Avenue, Suite 4000
                                             El Segundo, California 90245

                                  [UNOCAL LOGO]

                                             NEWS RELEASE

                                             Contact:  Barry Lane (News Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

                 UNOCAL WINS ISS SUPPORT FOR MERGER WITH CHEVRON

       El Segundo, Calif., Aug. 1, 2005 - Unocal Corporation (NYSE: UCL) today said that Institutional Shareholder Services (ISS) has recommended that Unocal stockholders vote for the merger with Chevron Corporation (NYSE: CVX) at the special meeting of Unocal stockholders scheduled for Aug. 10, 2005.
       In recommending that Unocal stockholders vote for the Chevron merger, ISS stated that it had taken into account the issues related to the competing proposal from China National Offshore Oil Company Ltd. (CNOOC, NYSE: CEO).
       In its Aug. 1, 2005, report, ISS concluded after a [thorough] review of the terms of the transaction that the CNOOC bid "is not currently sufficient to compensate Unocal shareholders for the higher risk of the CNOOC transaction," and believes "that the Chevron merger agreement currently warrants shareholder support."
       ISS said that the revised Chevron offer currently represents an approximate 32% premium over the trading price 60 days prior to the April announcement of the original bid and a 55% premium over Unocal's trading price on Jan. 5, 2005, the day prior to a media report of a potential CNOOC bid for Unocal. The transaction, ISS said, will "allow Unocal shareholders to both capture some degree of certain value today and, in addition, to participate in the value created by the combined company going forward."
       In reviewing the offers, ISS said it applied the "bird in the hand" theory to compare the value of competing bids. "The $64.00 Chevron bid is for all intents and purposes 'certain' (shareholder approval being the primary remaining condition to close). In contrast, the $67.00 CNOOC bid is highly uncertain due to US and Hong Kong regulatory issues and US political opposition in some quarters."

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       Commenting on the regulatory hurdles facing a CNOOC transaction, ISS noted, "Assuming an incremental additional six months to close the CNOOC deal, and an investor cost of capital of 5%, the $67.00 offer can be discounted to approximately $65.38 per share."
       ISS continued, "The Unocal Board concluded that the approximate $3.00 per share spread between the revised Chevron bid and the CNOOC bid did not justify the assumption by Unocal shareholders of the risks associated with the CNOOC offer. We find this conclusion to be a reasonable application of business judgment by the board."
       "We are extremely pleased that ISS recognizes that the merger with Chevron is in the best interest of Unocal stockholders," said Charles R. Williamson, Unocal chairman and chief executive officer. "ISS acknowledged the premium offered by the Chevron bid and the process the Unocal board undertook to endorse that bid.
       "We agree with ISS that the comparative certainties and reduced risks associated with completion of the Chevron merger make a compelling argument for support of the transaction. Unocal and its board continue to urge all stockholders to follow ISS' recommendation and vote for the merger with Chevron."

ABOUT ISS
       ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

ABOUT UNOCAL CORPORATION
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

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ADDITIONAL INFORMATION FOR INVESTORS
Chevron has filed a Form S-4, Unocal has filed a proxy statement and a supplement to the proxy statement and both companies have filed and will file other relevant documents concerning the proposed merger transaction with Chevron with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT, PROXY STATEMENT SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain the documents free of charge at the Web site maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by contacting Chevron Comptroller's Department, 6001 Bollinger Canyon Road - A3201, San Ramon, CA 94583-2324. You may obtain documents filed with the SEC by Unocal free of charge by contacting Unocal Stockholder Services at (800) 252-2233, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245.

Chevron, Unocal, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Unocal's stockholders in connection with the proposed Chevron merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy

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                                      -3-

statement for Chevron's 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Unocal and their ownership of Unocal stock is set forth in the proxy statement for Unocal's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4, proxy statement and proxy statement supplement for the merger. Investors should read the Form S-4, proxy statement and proxy statement supplement carefully before making any voting or investment decisions.


CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements about matters such as the proposed merger transaction with Chevron. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including uncertainties as a result of the CNOOC proposal, international and domestic political and economic factors, volatility in commodity prices, and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed or furnished by Unocal with the SEC.


Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.


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